                                   AGREEMENT


                               DATED 8 April 1997

                              U.S. $15,000,000.00

                           REVOLVING CREDIT FACILITY

                                    BETWEEN

                           OMOLON GOLD MINING COMPANY
                                as the Borrower

                                      AND

                          ABN AMRO BANK (MOSCOW) LTD.
                                 as the Lender



                                     Moscow

                                     Index

Clause                                                               Page

1.    Interpretation.....................................................3

2.    Facility...........................................................9

3.    Purpose...........................................................10

4.    Conditions precedent..............................................10

5.    Drawdown..........................................................10

6.    Repayment.........................................................11

7.    Prepayment and cancellation.......................................12

8.    Interest periods..................................................14

9.    Interest..........................................................14

10.   Payments..........................................................15

11.   Taxes.............................................................17

12.   Increased costs...................................................18

13.   Illegality........................................................18

14.   Collateral/guarantee..............................................19

15.   Representations and warranties....................................19

16.   Undertakings......................................................21

17.   Default...........................................................22

18.   Facility repayment restriction and interbank facility repayment restriction.......................................................23

19.   Fees..............................................................23

20.   Expenses..........................................................24

21.   Stamp duties......................................................24

22.   Indemnities.......................................................24

23.   Evidence and calculations.........................................25

24.   Amendments and waivers............................................26

25.   Changes to the parties............................................26

26.   Disclosure of information.........................................26

27.   Set-off...........................................................27

28.   Severability......................................................27

29.   Counterparts......................................................27

30.   Notices...........................................................27

31.   Language..........................................................28

32.   Jurisdiction......................................................29

33.   Governing law.....................................................29

Schedules
1.    Conditions precedent documents....................................24

2.    Form of request...................................................25

Signatories.............................................................27


THIS AGREEMENT is dated 8 April 1997 between:

(1) OMOLON GOLD MINING COMPANY, a closed joint stock company, duly organized and existing under the laws of the Russian Federation with its office at Proletarskaya Str. 14, 685000 Magadan, Russian Federation (the "Borrower"); and

(2) ABN AMRO BANK (MOSCOW) LTD., a closed joint stock company having its office at Bolshaya Nikitskaya 17, building 1, 102009 Moscow, Russian Federation (the "Lender").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Act of State"

     means any law, rule or regulation of the Russian Federation or any political subdivision thereof, or any order, decree, decision, award, directive, instruction or other measure or action of the Russian Federation or any political subdivision thereof, or of any Governmental Authority or, the interpretation of any of the foregoing, and any demand, request, application or other action filed with any Governmental Authority, or any other court or authority of competent jurisdiction, which purports to seek to, or has the effect of:

     (a) terminating, extending, increasing, deviating or otherwise modifying (or affecting the performance or enforceability of) this Agreement or the Interbank Facility Agreement or any provision thereof or the obligations thereunder of (or against) any party thereto; or

     (b) expropriating, confiscating or seizing (control over), or changing or adversely affecting the ownership, control, operation or management of the Borrower or the Lender, of all or a material part of their business or assets with or without compensation.

"Affiliate"

means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

"Borrower's Current Account"

means the current account 5015642 USD in the name of the Borrower with the Lender at

Bolshaya Nikitskaya 17, building, 1, 103009 Moscow, Russia.

"Business Day"

means a day (other than a Saturday or a Sunday) on which banks are open for business in each of Amsterdam, London, Moscow and Chicago.

"Default"

means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

"Dollars" or "U.S.S."

means the lawful currency for the time being of the United States of America.

"Drawdown Date"

means the date of the advance of a Loan.

"Event of Default"

means an event specified as such in Clause 17.1 (Events of Default).

"Extension Request"

means an extension request made by the Borrower for a Loan, substantially in the form of Part II of Schedule 2.

"Facility"

means the facility referred to in Clause 2 (Facility).

"Facility Amount"

means the aggregate amount which is available to the Borrower subject to the terms of this Agreement, which amount will not exceed the lowest of:

(a)  U.S. $15,000,000.00 (Fifteen Million);

(b) any applicable legal lending limit applicable to banks in the Russian Federation; and

(c) the amount which the Lender, with due observance of any applicable Interbank Facility Repayment Restriction or Facility Repayment Restriction is permitted to borrow or lend or to transfer in or out of the Russian Federation.

     The Facility Amount shall be reduced by the amount of any prepayment in accordance with Clause 7 (Prepayment and Cancellation) hereof.

"Facility Period"

means, subject to Clauses 7 (Prepayment and Cancellation), 17 (Default) and 18 (Facility Repayment Restriction and Interbank Facility Repayment Restriction), the period from the date of this Agreement up to an including the Final Maturity Date.

"Facility Repayment Restriction"

means any Act of State and/or any Political Risk Event affecting either party to this Agreement, any provision thereof or the performance or enforceability thereof or any obligation thereunder by or against any party thereto.

"Final Maturity Date"

means the date 360 (three hundred sixty) days from the date of this Agreement or such other date as is agreed in writing between the parties.

"Governmental Authority"

means any court, ministry or other central or local governmental or regulatory authority, department, commission, bureau or agency of the Russian Federation or any political subdivision thereof, including without limitation, the Central Bank of the Russian Federation.

"Guarantee"

means the guarantee and payment undertaking referred to in Clause 14(a) (Collateral/Guarantee).

"Guarantor"

means ABN AMRO Bank N.V., Chicago Branch, who is guarantor under the Guarantee.

"Holding Company"

means in relation to a person, an entity of which that person is a Subsidiary.

"Indebtedness"

means any indebtedness in respect of any obligation (whether a financial obligation for payment of money or otherwise)

"Interbank Facility"
means one or more interbank facilities made available to the Lender for the purpose of funding the Facility.

"Interbank Facility Agreement"

means one or more interbank facilities made available to the Lender for the purpose of funding the Facility.

"Interbank Facility Agreement"

means the Interbank Facility pursuant to a facility agreement dated 28 March
1997.

"Interbank Facility Repayment Restriction"

means any Act of State and/or any Political Risk Event affecting either party to the Interbank Facility Agreement, any provision thereof or, the performance or enforceability thereof or of any obligation thereunder by or against any party therein.

"Interest Period"

means each period determined in accordance with Clause 8 (Interest Periods).

"Law"

means any law, statute, rule, regulation, order, ordinance, decree, directive, instruction, decision or award.

"LIBOR"

means the rate determined by the Lender to be:

(a) the British Bankers Association interest settlement rate which appears on Reuters Money 2000 Page LIBOR01; or

(b) if no such rate appears on the Reuters Screen, the arithmetic mean (rounded upward to the nearest one eighth of one percent) of the rates, as supplied to the Lender at its request, quoted by leading banks (as selected by the Lender) in the London interbank market.

at or about 11:00 a.m. (London time) on the Rate Fixing Day for the offering of Dollar deposits for a period comparable to the Interest Period of the relevant Loan.

"Loan"

means the principal amount of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

"Margin"

means 6.075 percent, per annum.

"Maturity Date"

means the last day of the Interest Period of a Loan.

"Party"

means a party to this Agreement.

"Political Risk Event"

means any type of war, invasion, embargo, rebellion, revolution, riot or sabotage, and any politically motivated work stoppage or slowdown, labor unrest or violence in the Russian Federation or any political subdivision thereof.

"Prepayment"

means a payment made pursuant to clause 7 (Prepayment and Cancellation) or Clause 13 (Illegality).

"Rate Fixing Day"

means the second Business Day before the first day of an Interest Period for a Loan.

"Repayment"

means a payment made pursuant to Clause 6 (Repayment).

"Request"

means a request made by the Borrower for a Loan, substantially in the form of
Part 1 of Schedule 2.

"Security Interest"

means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Senior Agreements"

mean both the agreement signed between the Borrower and the European Bank for

Reconstruction and Development, dated 30 June, 1995, and the agreement signed between Borrower and the Overseas Private Investment Corporation, dated 30 June 1995.

"Subsidiary"

means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty percent (50%) of the share capital or similar right of ownership.

"Taxes"

includes all present and future taxes charges (other than income and/or asset based taxes), imposts, duties, levies, deductions, withholdings, or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any Governmental Authority, together with any penalties, additions, fines, surcharges or interest relating thereto and "Taxation" and "Tax" shall be construed accordingly.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "amendment" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;
            "assets" includes present and future properties, revenues and rights of every description;

            an "authorization" includes an authorization, consent, approval, resolution, license, exemption, filing or registration;

            "control" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

            a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in the next calendar month; or

            (2) if an Interest Period commences on the last Business Day of a calendar month that Interest Period shall end on the last business Day in the calendar month in which it is to end;

     (ii) a provision of Law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv)   a person includes its successors and assigns; and

     (iv)   a person includes its successors and assigns; and

     (v) this Agreement or any other agreement or document is a reference to this Agreement or, as the case may be, such other agreement or document as amended, novated or supplemented.

(b) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   FACILITY

(a) Subject to the terms of this Agreement, the Lender has agreed, on an uncommitted basis, to make Loans during the Facility Period to the Borrower up to an aggregate principal amount not exceeding the Facility Amount.

(b)  The Lender is not obligated to lend more than the Facility Amount.

3.   PURPOSE

     The Borrower shall apply each Loan towards prepayment of operational costs. Without affecting the obligations of the Borrower in any way, the Lender is not bound to monitor or verify the application of any Loan.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     The Borrower may not deliver the first Request until the Lender has notified the Borrower that it has received all of the documents set out in
     Schedule 1 I form and substance satisfactory to the Lender.

4.2  Further conditions precedent

     The obligation of the Lender to make any Loan under Clause 5.3 (Advance of Loan) is subject to the further conditions precedent that:

     (a)  on both the date of the Request and the Drawdown Date:

          (I)    the representations and warranties in Clause 15
                 (Representations and

                 Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made;

          (ii)   no Default is outstanding or might result from the Loan; and

          (iii) no Facility Repayment Restriction or Interbank Facility Repayment Restriction has occurred and is continuing or, in the opinion of the Lender, is likely to occur;

     (b) the Lender agreeing to the relevant Request to make that Loan available.

5.   DRAWDOWN

5.1  Facility Period

     The Borrower may borrow a Loan during the Facility period if the Lender receives, not later than 11:00 a.m. (Moscow time) three Business Days before the proposed Drawdown Date, a duly completed Request in respect of such Loan. Each Request is irrevocable.

5.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:

     (a) the Drawdown Date is a Business Day falling before the Final Maturity Date;

     (b) the amount of the Loan is:

         (i) a minimum of U.S. $1,000,000.00 and an integral multiple of U.S. $250,000.00; or

         (ii)  the balance of the undrawn Facility Amount; or

         (iii) such other amount as the Lender may agree;

     (c) the Interest Period selected complies with Clause 8 (Interest Periods); and

     (d) the payment instructions comply with Clause 5.3 (Advance of Loan).

     Each Request must specify one Loan only, but the Borrower may, subject to the other terms of this Agreement, deliver more than on Request on any one Business Day.

5.3  Advance of Loan

     Subject to the terms of this Agreement, the Lender shall make the Loan available to the Borrower on the relevant Drawdown Date by crediting the Borrower's Current Account or, as otherwise requested by the Borrower and agreed by the Lender.

6.   REPAYMENT

6.1  Repayment

     Subject to Clause 6.3 (New Interest Period), the Borrower shall repay each Loan in full on its Maturity Date.

6.2  Re-borrowing

     Subject to the other terms of this Agreement, any amounts paid under Clause
     6.1 (Repayment) will be available to be re-borrowed pursuant to a Request agreed to by the Lender.

6.3  New Interest Period

(a) The Borrower may defer repayment of a Loan from its Maturity Date if (I) the Lender receives, not later than 11:00 a.m. (Moscow time) three Business Days before the Maturity Date in respect of the Loan, a duly completed Extension Request in respect of such Loan and (ii) the Lender confirms to the Borrower by close of business on such third Business Day before the Maturity Date that the Lender approves such Extension Request. Each Extension Request is irrevocable.
(b) An Extension Request will not be regarded as having been duly completed unless it specifies a new Interest Period for that Loan. The Interest Period selected in the Extension Request shall comply with Clause 8 (Interest Periods).

(c)  If the Lender agrees to the Extension Request:

     (I) the Borrower shall pay interest in accordance with Clause 9 (interest) on the initial unextended Maturity Date;

     (ii) without prejudice to sub-paragraph (I) above, the Loan shall continue for the new Interest Period as requested in the Extension Request; and

     (iii) the new Maturity Date for the Loan shall be the last day of such new Interest Period.

(d) If the Lender does not approve an Extension Request, such Extension Request shall be of no effect and the Borrower shall repay the Loan, together with interest and all other amounts payable hereunder, on the unextended Maturity Date.

(e) The provisions of this Clause 6.3 shall apply, mutatis mutandis, in respect of the new Maturity Date.

7.   PREPAYMENT AND CANCELLATION

7.1  Automatic cancellation of Facility

     The Facility Amount shall be automatically canceled at the close of business sin Moscow on the Final Maturity Date and no further Requests may be made after such date.

7.2  Voluntary cancellation of Facility

(a) The Borrower may at any time with immediate effect cancel the unutilized portion of the Facility Amount in whole or in part (but, if in part, in a minimum of U.S. $1,000,000.00 and an integral multiple of U.S. $250,000.00).

(b)  (I)   The Lender may at any time with immediate effect (including after it receives a Request from the Borrower under Clause 5.1 (Facility Period) and notwithstanding that it may have previously notified the borrower of its agreement to the relevant Request pursuant to Clause 4.2(c) (Further conditions precedent) cancel the unutilized portion of the Facility Amount in whole or in part.

     (ii) If prior to any cancellation of the Facility Amount, the Lender has already received a Request from the Borrower, and the Facility Amount, following cancellation, is reduced to zero (if canceled in whole) or is less than the amount of the proposed Loan (if canceled in part), the Lender shall not be obliged to make a Loan available to the Borrower on the relevant Drawdown Date specified in any such Request.

     (iii) The Lender shall promptly give notice to the Borrower of any such cancellation.

7.3  Additional right of prepayment and cancellation

     If:

     (a) the Borrower is required to pay to the Lender any additional amounts under Clause 11 (Taxes); or

     (b) the Borrower is required to pay to the Lender any amount under Clause 12 (Increased costs),

     then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, while the circumstances continue, serve a notice of prepayment an cancellation on the Lender. On the date falling five Business Days after the date of service of the notice:

     (I) the Borrower shall prepay all the affected Loans then outstanding;

    (ii) all outstanding affected Requests shall be deemed revoked and the Lender shall have no obligation to advance any Loans in respect of them;

   (iii) the Facility Amount shall be reduced by an amount equal to the aggregate amount of the affected Loans and the affected Requests.

7.4  Legal lending limit prepayment and cancellation

     By notice to the Borrower that the Facility Amount has been or will be reduced in connection with a reduction in any applicable legal lending limit:

     (a) the Borrower shall within a reasonable time (as determined by the Lender taking into account the interests of the Borrower), prepay to the Lender the excess, if any, at such time of the aggregate amount of all the Loans then outstanding over the amount of the reduced Facility Amount; and

     (b) the Facility Amount shall be reduced by an amount equal to the excess.

7.5  Miscellaneous provisions

(a) any notice of prepayment and/or cancellation and/or reduction under this Agreement is irrevocable.

(b) Where any payment is made other than on the last day of an Interest Period, the Borrower shall pay to the Lender al fee in respect of administration costs in the amount of U.S. $200.

(c) All payments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 7.5(b) and Clause
     22.2 (Other indemnities), without premium or penalty.

(d) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(e) No amount of the Facility Amount canceled under this Agreement may subsequently be reinstated.

(f)  No amount Prepaid under this Agreement may subsequently be reborrowed.

8.   INTEREST PERIODS

8.1  General

(a) The Borrower may select an Interest Period for a Loan in the relevant Request or, if applicable Extension Request. Each Interest Period for a Loan will commence on its

     Drawdown Date or, if applicable, on the first day of the new Interest Period under Clause 6.3 (New Interest Period).

(b) Subject to the following provisions of this Clause 8, each Interest Period will be one, two or three months, one hundred and eighty days or any other period agreed by the Borrower and the Lender.

8.3  Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4  Coincidence with the final Maturity Date

     If an Interest Period would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

9.   INTEREST

9.1  Interest rate

     The rate of interest on each Loan for its Interest Period is the rate per annum determined by the Lender to be the aggregate of:

     (a)  the Margin; and

     (b)  LIBOR.

9.2  Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on its Maturity Date.

9.3  Default interest

(a) If the Borrower fails to pay any amount payable by it under this Agreement, it shall, forthwith on demand by the Lender, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Lender to be two percent, per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan of the overdue amount for such successive Interest Periods of such duration as the Lender may determine (each a "Designated Interest Period").

( b) The default rate will be determined by the Lender on each business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) Default interest will be compounded at the end of each Designated Interest Period.

(d) In respect of any failure by the Borrower to pay any amount payable by it under this Agreement, the Lender may (but shall not be obligated to) debit the Borrower's Current Account for all or part of any such amount (notwithstanding that such debit shall result in the Borrower's current Account becoming overdrawn or any overdraft thereof being increased or any of the Borrower's borrowing limits in respect thereof being breached) and, to the extent deemed to have paid and discharged such amount payable by it under this Agreement (but without prejudice to the Borrower's obligations to the Lender in respect of amounts due from the Borrower to the Lender on or in respect of the Borrower's Current Account).

(e) Clause 9.3(d) of itself in no way implies the granting of an overdraft facility by the Lender to the Borrower. Any such overdraft facility shall be granted on express written terms signed by both the Lender and the Borrower.

9.4  Notification

     The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

10.  PAYMENTS

10.1  Method of Payment

(a) All payments by the Borrower under this Agreement shall ordinarily be made to the Lender by the Lender automatically debiting the borrower's Current Account or, if so requested by the Lender to its account with such office or bank in New York as it may notify the borrower for this purpose.

(b) Except where the Lender grants to the Borrower an overdraft facility in relation to its Current Account, the Borrower shall ensure that, at all times, it maintains sufficient funds in its Current Account so as not to be overdrawn at any time as a result of the Lender exercising its rights under Clause 9.3(d).

10.2 Funds

     Payments under this Agreement to the Lender (whether by debiting the borrower's current Account or otherwise) shall be made for value on the due date at such time as the Lender may specify to the Borrower and in immediately available and freely transferable funds.

10.3 Currency

(a) All amounts payable under this Agreement are, except as otherwise provided in this

     Agreement, payable in Dollars.

(b) Amounts payable in respect of costs, expenses and Taxes and the like where incurred in a currency other than Dollars are payable in Dollars converted by the Lender a market rate of exchange in its usual course of business on the date such costs, expenses or Taxes were incurred.

10.4 Set-off, counterclaim and Deduction

     All payments made by the Borrower under this Agreement shall be made without set-off, deduction or counterclaim.

10.5 Non-Business Days

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

10.6  Partial payments

(a) If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Lender shall apply that payment towards the obligations of the Borrower under this Agreement in the following order: including any Law relating to Taxation, monetary union or reserve assets, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "increased cost" means;

     (I) an additional cost incurred by the Lender or any of its Affiliates as a result of the Lender having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

      (ii) an additional cost incurred by the Lender or any of its Affiliates in making, funding or maintaining all or any advances made or to be made under this Agreement; or

      (iii) a reduction in any amount payable to the Lender or any of its Affiliates or a reduction in the effective return to the Lender or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

      (iv) the amount of any payment made by the Lender or any of its Affiliates, or the amount of any interest or other return foregone by the Lender or any of its Affiliates, calculated by reference to any amount received or receivable by the Lender or any of its Affiliates from the Borrower under this Agreement.

(i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under this Agreement.

(ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

(iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Lender may vary the order set out in paragraph (a) above or allocate the payments other than pro rata.

(c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

11.   TAXES

11.1  Gross-up
(a) All payments by the Borrower under this Agreement shall be made free and clear of an without deduction for or on account of any Taxes, except to the extent that the Borrower is required by Law to make payment subject to any Taxes.

(b) If any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower under this Agreement, the Borrower shall pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction.

11.2  Tax receipts

      All Taxes required by Law to be deducted or withheld by the Borrower from any amounts paid or payable under this Agreement shall be paid by the Borrower when due and the Borrower shall, within 15 days of the payment being made, deliver to the Lender evidence satisfactory to the Lender (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

12.   INCREASED COSTS

12.1 Increased costs

(a) Subject to Clause 12.2 (Exceptions), the Borrower shall forthwith on demand by the Lender pay to the Lender the amount of any increased cost incurred by it or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any Law; or

     (ii) compliance with any Law made after the date of this Agreement,

12.2 Exceptions

     Clause 12.1 (Increased costs) does not apply to any increased cost compensated for by the operation of Clause 11 (Taxes).

13.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for the Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Loan (or for any Affiliate of the Lender to fund the Lender so as to fund or maintain any Loan), then:

     (a) the Lender may notify the Borrower accordingly; and

     (b)  (i)   the Borrower shall forthwith prepay all of the Loans then
                outstanding;
          (ii)  all outstanding Requests shall be deemed revoked and the Lender shall have no obligation to advance any Loans in respect of them; and

          (iii) the Facility Amount shall forthwith be canceled.

14.  COLLATERAL/GUARANTEE

(a) By way of security for the fulfilment by the Borrower of all its present and future obligations to the Lender under this Agreement, a guarantee and payment undertaking shall be issued by the Guarantor in form and substance satisfactory to the Lender.

(b) The Borrower hereby acknowledges that the Guarantor has entered (or will enter) into the Guarantee in favor of the Lender. The Borrower hereby irrevocably authorizes the Guarantor to pay any amount which may be or may at any time become due and owing by the Borrower to the Lender under this Agreement in accordance with the Guarantee. The Lender hereby stipulates on behalf and for the benefit of the Guarantor, and the Borrower agrees, that the Guarantor shall be subrogated in the rights of the Lender against the Borrower under this Agreement, or shall otherwise have the right to claim payment from the Borrower, with respect to any amount paid by the Guarantor pursuant to the Guarantee.

(c) The Borrower agrees that the Guarantor may, at any time assign or transfer any of its rights against the Borrower under this Agreement by virtue of payments under the Guarantee to any other person without the consent of the Borrower.

15.   REPRESENTATIONS AND WARRANTIES

15.1  Representations and warranties

      The Borrower makes the representations and warranties set out in this Clause 15 to the Lender.

15.2  Status

      Borrower is a closed joint stock company duly organized and validity existing under the laws of the Russian Federation and registered with all relevant registration bodies in the Russian Federation and has full power to carry out any business for which it intends to use the money loaned to it pursuant to this Agreement.

15.3  Non-conflict; Litigation

      Borrower is not in violation of any material Law presently in effect which is applicable to Borrower or its assets. To the best of Borrower's knowledge after due inquiry, no Law has been proposed and no judgment or order is expected which may have a materially adverse effect on Borrower. Borrower is not engaged in nor, to the bet of its knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which may reasonably be expected to have a materially adverse effect on Borrower.

15.4  Powers and authority; Legal Validity

      Borrower has the corporate power to enter into and perform this Agreement. This Agreement has been duly executed by Borrower and this Agreement constitutes valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms. The making of this Agreement and compliance with the terms thereof (I) will not result in violation of Borrower's charter or any provision contained in any Law applicable to Borrower or its assets and (2) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Security Interest under any agreement or instrument to which Borrower is a party or by which Borrower or any of its assets is bound. The officers of Borrower who have executed and delivered this Agreement are duly and validly authorized to do so and have bound Borrower by such actions.

15.5  No default

      Borrower is not in default in the performance of any obligation, covenant or condition under any agreement, contract or undertaking to which it is a party or by which it or any of its assets or property are bound. No Event of Default, or event which, with the passing of time or the giving of notice, or both, would constitute an Event of default, has occurred and is continuing.

15.6  Authorisations

      As of the date of this Agreement, no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by Borrower of this Agreement or the validity or enforceability thereof.

15.7  Taxes

      Borrower has filed or caused to be filed all federal, regional and local Tax returns that it is required to file by applicable Law and has paid or caused to be paid all Taxes as shows on such returns, and any assessment imposed on it, to the extent that such Taxes or assessments have become due, other than Taxes or assessments the validity of which is being contested by Borrower in good faith and with due diligence by appropriate proceedings and as to which Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional Taxes or assessments for years which have not been audited by Tax or other governmental authorities.

15.8  Title

      Borrower has good title to all its properties and assets, free and clear of all Security Interest, except for permitted Security Interest under the Senior Agreements.

15.9  Representations as to the Loan

      Borrower hereby represents and warrants that, in accordance with the Law of the Russian Federation on Value Added Tax, as latest amended by Federal Law No. 45-FZ dated 22 May 1996, the Loan is not subject to VAT.

16.   UNDERTAKINGS

16.1  Duration

      The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Facility Amount is outstanding.

16.2  Notification of Default

      The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

16.3  Compliance certificates

      The Borrower shall supply to the Lender promptly at any time, if the Lender so requests, a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.4  Authorisation

      The Borrower shall promptly:-

      (a)  obtain, maintain and comply with the terms of; and

      (b)  supply certified copies to the Lender of,

      any authorisation required under any Law to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement.

16.5  Pari passu ranking

      The Borrower shall procure that its obligations under this Agreement do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by Law applying to companies generally.

16.6  Maintenance of status

      The Borrower shall:-

      (a) do all such things as are necessary to maintain its corporate existence; and

      (b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions.

 17.  DEFAULT

17.1  Events of Default

      Each of the events set out in this Clause 17 is an Event of Default (whether or not caused by any reason whatsoever outside the control of either the Borrower or Guarantor or any other person).

17.2  Payment Default

      Borrower shall fail for any reason whatsoever to make payment of any amount due under this Agreement on the date on which such amount is due and payable whether by the terms hereof or by acceleration. Acceptance by Lender of partial payment shall not constitute a waiver by Lender of Borrower's obligation to make payment in full of amounts due under this Agreement.

17.3  Representation Default

      Any representation or warranty made by Borrower in this Agreement shall prove to have been incorrect, untrue or misleading in any material respect when made.

17.4  Undertakings

      Borrower shall breach or fail to fulfill any of its obligations under Clause 16 (Undertakings), which is not cured within 10 Business Day after receipt of notice from the Lender.

17.5  Breach of other obligations

      The borrower does not comply with any provision of this Agreement other than those referred to in Clause 17.2 (Payment Default) and 17.4 (Undertakings).

17.6  Bankruptcy

      Borrower shall permit the occurrence of any act of bankruptcy by or against Borrower.

17.7  Cross-Acceleration

      Borrower shall default under any other agreement involving any Indebtedness of borrower of over US$1,000,000.00 (one million) if the effect of such defaults is to accelerate the due date of such Indebtedness.

17.8  Acceleration

      On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:-

      (a)  cancel the Facility Amount; and/or

      (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

18.   FACILITY REPAYMENT RESTRICTION AND INTERBANK FACILITY REPAYMENT
      RESTRICTION

18.1  Occurrence

      Upon the occurrence or threatened occurrence of a Facility Repayment Restriction or an Interbank Facility Repayment Restriction the provisions of Clause 17.6 (Acceleration) will apply as if an Event of Default under Clause 17 (Default) had occurred.

18.2  Notice

      The Borrower shall notify the Lender of the occurrence or threatened occurrence of any Facility Repayment Restriction or Interbank Facility Repayment Restriction forthwith upon it becoming aware thereof.

19.   FEES

19.1  Facility fee

      The Borrower shall pay to the Lender an administration fee in Dollars of $10,000.00 within 7 days of the date of this Agreement or before the first drawdown, whichever is earliest.

19.2  VAT

      Any fee referred to in this Clause 19 is exclusive of any value added tax or any other Tax which might be chargeable in connection with that fee. If any value added tax or other Tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

20.   EXPENSES

20.1  Initial and special costs

      The Borrower shall forthwith on demand pay the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with:-

      (a) the negotiation, preparation and execution of this Agreement and any other documents referred to in this Agreement and the preparation of certified translations thereof; and

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to this Agreement or a document referred to in this Agreement.

20.2  Enforcement costs

      The Borrower shall forthwith on demand pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, this Agreement.

21.   STAMP DUTIES

      The Borrower shall pay, and forthwith on demand indemnify the Lender against any liability it incurs in respect of, any stamp, registration and similar Tax which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.

22.   INDEMNITIES

22.1  Currency Indemnity

      (a) If the Lender receives an amount in respect of the borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:-

           (i) the borrower shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;

           (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower concerned shall forthwith on demand pay to the Lender an amount in the contractual currency equal to the deficit; and

           (iii) the borrower shall forthwith on demand pay to the Lender any exchange costs and Taxes payable in connection with any such conversion.

      (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that is which it is expressed to be payable.

22.2  Other indemnities

      The Borrower shall forthwith on demand indemnify the Lender against any loss or liability which the Lender incurs as a consquence of:-

      (a)  the occurrence of any Default;

      (b)  the operation of Clause 17.6 (Acceleration) or Clause 18.1
           (Occurrence);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on the Maturity Date relative to the amount so received and, for the purposes of this paragraph (d), the Maturity Date of an overdue amount is the then current Designated Interest Period (as defined in Clause 9.3 (Default interest)); or

      (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or a Loan not being made after the Borrower has delivered a Request.

      The Borrower's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid or any Loan.

23.   EVIDENCE AND CALCULATIONS

23.1  Accounts

      Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate.

23.2  Certificates and determinations

      Any certification or determination by the Lender of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it related.

23.3  Calculations

      Interest accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

24.   AMENDMENTS AND WAIVERS

24.1  Procedure

      Any term of this Agreement may be amended or waived with the written agreement of the Borrower and the Lender.

24.2  Waivers and remedies cumulative

      The rights of the Lender under this Agreement:-

      (a)  may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general Law; and

      (c)  may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

 25.  CHANGES TO THE PARTIES

25.1  Transfer by the Borrower

      The Borrower shall not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

25.2  Transfer by the Lender

      (a) The Lender (the "Existing Lender") may, with the consent of the Borrower, at any time assign or transfer any of its rights and/or obligations under this Agreement to another bank or financial institution (the "New Lender").

      (b) The Borrower hereby acknowledges that any New Lender shall assume the rights and/or obligations of the Existing Lender under this Agreement and shall have the right to claim payment from the Borrower with respect to any payment in respect thereof made by the New Lender to the Existing Lender.

      (c) Nothing in this Agreement restricts the ability of the Existing Lender to sub-contract an obligation if the Existing Lender remains liable under this Agreement for that obligation.

26.   DISCLOSURE OF INFORMATION

      The Lender may disclose to any of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

      (a)  a copy of this Agreement; and

      (b) any information which the Lender has acquired under or in connection with this Agreement.

 27.  SET-OFF

      The Lender may set off any matured obligation owed by the Borrower under this Agreement (to the extent owed by the Lender) against any obligation (whether or not matured) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be the amount of that obligation.

28.   SEVERABILITY

      If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect;-

      (a) the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (b) the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

29.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and this has the same effect as the signatures on the counterparts were on a single copy of this Agreement.

30.   NOTICES

30.1  Giving of notices

      All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:-

      (a)  if by letter, when delivered personally or on actual receipt;

      (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

      (c)  if by facsimile, when received in legible form.

      However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

30.2  Addresses for notices

      (a)  The address, telex number and facsimile number of the Borrower are:-

           Address: Proletarskaya Str. 14,685000 Magadan, Russia

           telex number: 145122NEGA SU
           fax number: 907-887-3000

           or such other as the Borrower may notify to the Lender by not less than five Business Days' notice.

      (b)  The address, telex number and facsimile number of the Lender are:-

           Address: Bolshaya Nikitskaya 17, building 1, 103009 Moscow, Russia telex number: 413301 ABAM.RU

           fax number: +7 095 931 9140

           or such other as the Lender may notify to the Borrower by not less than five Business Day's notice.

31.   LANGUAGE

      (a) This Agreement shall be executed in English and, if so requested by the Borrower, the Lender will provide the Borrower with a certified Russian translation.

      (b) Any notice given and all other documents provided under or in connection with this Agreement shall be in English, and, if requested by either party, accompanied by a certified Russian translation.

      (c) The English version of this Agreement and any notice given or other document provided under or in connection with this Agreement shall have prevailing force.

 32.  JURISDICTION

      All disputes arising out of or in connection with this Agreement, shall be submitted in the first instance to the International Commercial Arbitration Court at the Russian Federation Chamber of Commerce and Industry in Moscow. Three (3) arbitrators are to be appointed, one each by the Lender and the Borrower, and one jointly by the arbitrators so appointed. The arbitration will be held in accordance with the rules of the International Commercial Arbitration Court. The proceedings of any arbitration will be held in the English language.

 33.  GOVERNING LAW

      This Agreement shall be governed by, and shall be constituted in accordance with, the laws of the Russian Federation.

      This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE I

                         CONDITIONS PRECEDENT DOCUMENTS



1.   A copy of the Charter of the Borrower.

2.   A copy of a resolution of the authorised governing body of the Borrower:

     (i) approving the terms of, and the transactions contemplated by, this Agreement;

     (ii) authorising specified persons to execute this Agreement on its behalf, and

     (iii) authorising specified persons, on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A notarised copy of a specimen of the signature of each person authorised to sign this Agreement on behalf of the Borrower and to sign and/or despatch all documents and copies to be signed and/or despatched by the Borrower under or in connection with this Agreement.

4. A copy of any other authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

5. A certificate of the General Director of the Borrower certifying that each copy document described in points 1, 2 and 4 above and delivered under this
     Schedule I is correct, complete and in full force and effect as at the date of this Agreement and that there has been no changes.

6. The Guarantee duly executed by the Guarantor by way of security from the Guarantor for the fulfilment by the Borrower of all its present and future obligations to the Lender under this Agreement, in form and substance satisfactory to the Lender.

                                   SCHEDULE 2

                                     PART I

                                FORM OF REQUEST



To: ABN AMRO BANK (MOSCOW) LTD
Bolshaya Nikitskaya 17,
building 1,
103009 Moscow
Russian Federation
Attn: []
Fax: +7 095 931 9140

From: [BORROWER]          Date: [                        ]


             [BORROWER] U.S.$[AMOUNT] Credit Agreement dated [DATE]

1.   We wish to borrow a Loan as follows:

     (a)  Drawdown Date: [                                    ]

     (b)  Amount: [                              ]

     (c)  Interest Period: [                             ]

     (d)  Payment instructions: [                                  ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:                             and
   -----------------------------   -------------------------------

[BORROWER]
Authorised Signatories

                                  SIGNATORIES


Borrower

[BORROWER]

By:                             and
   -----------------------------   -------------------------------




Lender

ABN AMRO BANK (MOSCOW) LTD.

By:                             and
   -----------------------------   -------------------------------

                                                                         10.7(b)

                            GUARANTEE AND INDEMNITY
                                   AGREEMENT

     Guarantee and Indemnity, dated as of April 1, 1997, by Cyprus Amax Minerals Company, a Delaware corporation (the "Guarantor"), in favor of ABN AMRO Bank N.V. and its Amsterdam and Chicago offices (collectively, the "Bank").

Section 1.  Guarantee.

     For value received, and to induce the Bank to make loans or otherwise extend credit from time to time to or for the account of Omolon Gold Mining Company (the "Borrower") pursuant to the Loan Agreement concurrently being entered into between the Borrower and ABN AMRO Bank (Moscow) Ltd. ("ABN AMRO Moscow") on or about April 1, 1997 (the "Omolon Facility"), the Guarantor, as its own primary and independent obligation hereby unconditionally and irrevocably guarantees to the Bank, its successors, endorsees and assigns, the prompt payment when and as due of 100% (the "Guaranteed Percentage") of all present and future obligations and liabilities of the Borrower to ABN AMRO Moscow under the Omolon Facility (the "Obligations"). Terms defined in the Omolon Facility and used herein without definition have the same meaning herein as in the Omolon Facility. If any of the Obligations are not paid when and as due (whether by demand, lapse of time, acceleration or otherwise), the Bank may, either by notice to the Guarantor of such non-payment or its certification that the Bank is legally precluded from providing such notice, cause the liability of the Guarantor under this Section 1 to become fixed and determined as to such unpaid Obligations on the date of sending such notice or making such certification, as the case may be, at the Guaranteed Percentage (namely, 100% for the Guarantor) of the amount of such unpaid Obligations, subject to increase for interest thereafter accruing on such Obligations and for the existence or future incurrence of additional Obligations. The liability of the Guarantor under this Section 1 in connection with such unpaid Obligations shall not after such time be reduced by any payments on the Note or on any other Obligations from any source except the Guarantor, whether such payment is received from the Borrower, any other guarantors or otherwise, unless and until all Obligations then due and owing have been paid in full. The Guarantor agrees it will pay to the Bank the Guaranteed Percentage of such unpaid Obligations whether or not any other person or entity shall then or thereafter pay any amount of the Obligations unless and until all Obligations then due and owing have been paid in full. This Section 1 is intended to permit the Bank to receive from the Guarantor payment of the Guaranteed Percentage of any Obligations unless and until all Obligations are paid in full but is not intended to permit the Bank to receive payment from the Guarantor of any amount previously due and owing on any Obligation that has been paid when and as due by any other person (and which payment if received by the Bank within the Russian Federation is freely transferable by the Bank outside the Russian Federation) or to receive freely transferable payment from any person of more than the amount due and owing on any Obligations. The Bank may make repeated and successive demands for recoveries on unpaid Obligations under this Section 1, subject to the foregoing, notwithstanding any recovery from any other source in payment of any Obligations, and this Guarantee shall remain in full force and effect and shall apply to each and every subsequent default in payment of the Obligations. The Bank may allocate payments received from any source other than the Guarantor to the Obligations in any order it desires. Without limiting the foregoing, the Guarantor acknowledges and agrees that the Bank's extensions of credit under the Omolon

Facility shall, as between the Guarantor and the Bank, in all events be deemed to mature and be fully payable on the date three hundred and sixty days from the date hereof (the "Termination Date") and upon such date the Guarantor, as its own primary and independent obligation, unconditionally and irrevocably agrees to pay all such amounts to the Bank in full notwithstanding that such Obligations are not otherwise due and payable or permitted to be paid by the Borrower under the Omolon Facility, provided, however, that if the Bank, in its sole and absolute discretion, decides to extend such Termination Date, the Guarantor's payment obligation, as provided in this sentence, shall likewise be extended to the new Termination Date as notified by the Bank to the Guarantor. In addition, the term "Obligations" guaranteed hereby and payable by the Guarantor hereunder, shall also include (whether or not expressly provided for under the Omolon Facility) any loss (including any reemployment loss), cost, expense or liability that ABN AMRO Moscow or the Bank may incur or be exposed to arising out of:

          a. any failure by the Borrower to take down any portion of the Omolon Facility after giving notice of a drawdown,

          b. any prepayment made by the Borrower on other than the last day of any Interest Period, and

          c. the failure by the Borrower to make any interest or principal payment expressed to be due on the last day of each Interest Period.

The term "Obligations" guaranteed hereby and payable by the Guarantor shall also include (whether or not expressly provided for under the Omolon Facility) any increased reserve cost, special deposit requirement, supplemental capital requirement or the imposition of any tax or other condition, which increases the cost to ABN AMRO Moscow or the Bank of making or agreeing to make the extensions of credit under the Omolon Facility or which would reduce the amount received or receivable by ABN AMRO Moscow or the Bank thereunder, which amounts shall be payable by the Guarantor hereunder as its own primary and independent obligation.

Section 2.  Guarantee Fee.

     In consideration for the Guarantor's consenting to guarantee and pay the Obligations and provide its indemnity hereunder, the Bank shall pay to the Guarantor at the time of each Interest Payment Date under the Omolon Facility a fee equal to the Guaranteed Percentage of 5.325% per annum applied to the average daily outstanding principal balance of Loans during the period ending on such date, subject to the Bank's receipt in full and free transferability of all amounts owed to it on such date under the Omolon Facility and the amounts due hereunder.

Section 3.  Indemnity.

     In addition to the foregoing guarantee, the Guarantor as its own primary and independent obligation agrees as follows:

     3.1 In order to enable ABN AMRO Moscow to grant the Omolon Facility, Hollandsche Bank-Unie N.V. ("HBU") will make one or more interbank facilities available to the Abn Amro Moscow for the purpose of funding the Omolon Facility (such interbank facilities from HBU to Abn Amro Moscow to be referred to herein as the "AA Funding Facility") and Abn Amro Bank

N.V. Chicago Branch ("Abn Amro Chicago") will issue its guarantee in favor of Abn Amro Moscow and HBU for the purpose of allocating credit risk to Abn Amro Chicago (such interbank guarantee from Abn Amro Chicago to Abn Amro Moscow and to HBU to be referred to as the "AA Guarantee Facility"). The AA Funding Facility and the AA Guarantee Facility shall be referred to together as the "AA Facility" and the agreements evidencing the AA Funding Facility and the AA Guarantee Facility shall be referred to together as the "AA Facility Agreements". In order to induce HBU and Abn Amro Chicago to enter into the AA Facility Agreements, the Guarantor hereby agrees to provide the below described indemnities to the Bank indemnifying against any and all costs, liabilities and losses which may be incurred under the AA Facility Agreements or as a result of any AA Facility Repayment Restriction, any new Money Credit, any Restructuring, any ineffectiveness of the Operative Documents (as hereinafter defined) or any recharacterization risks, (as defined below).

       (a) AA Facility Repayment Restriction means:

           Any Act of State or any Political Risk Event affecting either party to the AA Facility in relation to the AA Facility, or its obligations under the AA Facility or the performance or enforceability thereof.

       (b) Act of State means any of the following affecting any party to the Omolon Facility in relation to the AA Facility or the AA Facility:

           Any law, rule or regulation of the Russian Federation, or any political subdivision thereof, or any order, decree, decision, award, directive, instruction, or other measure, or action of the Russian Federation or any political subdivision thereof, or of any Governmental Authority, or the interpretation of any of the foregoing, and any demand, request, application or other action of or filed with any Governmental Authority, or any other court or authority of competent jurisdiction, which purports or seeks to, or has the effect of:

           - terminating, extending, increasing or otherwise modifying the Omolon Facility or the AA Facility or any provision thereof;

           - prohibiting, reducing, delaying, or suspending, or modifying the agreed manner or currency of, any payment to be made under or pursuant to the Omolon Facility or the AA Facility, or otherwise affecting the performance or enforceability of the Omolon Facility or the AA Facility by or against any party thereto;

           - expropriating, confiscating or seizing (control over), or changing or adversely affecting the ownership, control, operation or management of the Borrower or ABN AMRO Moscow, of all or a substantial part of its business or assets, with or without compensation.

           The foregoing notwithstanding, no Act of State shall be deemed to have occurred if the performance or enforceability of the Omolon Facility or the AA Facility is affected as a result of the Bank's or ABN AMRO Moscow's knowing and material violation of any law or regulation generally applicable to banking institutions in the Russian Federation.

     (c)  Governmental Authority means:

          Any court, ministry, or other central or local governmental or regulatory authority, department, commission, bureau or agency of the Russian Federation or any political sub-division thereof, including, but not limited to, the Central Bank of the Russian Federation.

     (d)  New Money Credit means:

          Any loan or granting of credit by the Bank to or on the credit of (i) the Russian Federation, (ii) any Governmental Authority, (iii) any person which is citizen of, or is organized or exists under the laws of the Russian Federation or the majority of the ownership interest of which is owned, directly or indirectly by the Russian Federation or any Governmental Authority or (iv) any person which conducts business in the Russian Federation ((i) through (iv) jointly the "Russian Federation Persons"), which loan or extension of credit is made in a foreign currency pursuant to an agreement or agreements entered into at the request of the Russian Federation or any Governmental Authority following negotiations and consultations between the Russian Federation or any Governmental Authority and the Bank and other holders of foreign currency indebtedness of Russian Federation Persons, but only to the extent that the amount of such loan or granting of credit is determined by reference to the Bank's commitment, advances under the Omolon Facility or prior New Money Credits.

     (e)  Political Risk Event means:

          Any type of war, invasion, embargo, rebellion, revolution, riot or sabotage and any politically motivated work stoppage or slowdown, labor unrest or violence in the Russian Federation or any political sub-division thereof which affects the performance or enforceability of the Omolon Facility or the AA Facility by or against any party thereto.

     (f)  Restructuring means:

          (i) Any postponement of a date or reduction of an amount of any payment to be made by the Borrower under the Omolon Facility;

          (ii) any termination or modification of the AA Facility Agreement or this Guarantee and Indemnity, or any other security arrangement with respect to the Omolon Facility; and

          (iii) any changes in the currency or manner in which the obligations of the Borrower under the Omolon Facility are payable,

     which postponement, reduction, change, termination or modification is made pursuant to an agreement or agreements entered into at the request of the Russian Federation or a Governmental Authority following negotiations and consultations between the Russian Federation or a Governmental Authority and the Bank or the holders of foreign currency indebtedness of natural persons or juridical entities resident in, formed under, or otherwise subject to the laws of the Russian Federation in connection with a restructuring or re-negotiation of foreign currency indebtedness of such persons or entities, or pursuant to any

       Russian Federation law, rule, order or regulation adopted after the date of either the AA Facility or Omolon Facility.

       3.3. The Guarantor hereby irrevocably and unconditionally, as its own primary and independent obligation, indemnifies ABN AMRO Chicago and holds it harmless with respect to all payments at any time made or to be made by ABN AMRO Chicago pursuant to a payment request made by ABN AMRO Moscow under the AA Guarantee Facility, and all legal and other costs, charges and expenses of whatever nature incurred by ABN AMRO Chicago in connection with its performance thereunder and to pay to ABN AMRO Chicago, without set-off or counterclaim, within forty-eight hours of receipt of the first written request, all amounts stated by ABN AMRO Chicago to be due and owing by the Guarantor to ABN AMRO Chicago hereunder, including interest and other costs.

       3.4. The Guarantor hereby irrevocably and unconditionally, as its own primary and independent obligation, agrees, within forty-eight hours of receipt of the Bank's first written notice (the "Notice") that an AA Facility Repayment Restriction has occurred, to pay to ABN AMRO Chicago or to HBU all amounts (the "Amount") which, as stated in the Notice, have or will at any time thereafter become due and owing by ABN AMRO Moscow to HBU under the AA Funding Facility Agreement. If an AA Facility Repayment Restriction has occurred, the Amount will become due and owing from that date. The Amount will not include any amount paid by the Borrower to ABN AMRO Moscow under the Omolon Facility Agreement which prior to the occurrence of such AA Facility Repayment Restriction ABN AMRO Moscow has failed to apply to pay its corresponding liability to HBU under the AA Funding Facility Agreement. The Guarantor shall forthwith notify the Borrower of any notice received by the Guarantor under this
Section 3.4. The obligations of the Guarantor under this Agreement will be enforceable whether or not any payment by the Borrower is due and payable under the Omolon Facility Agreement at the time when the Notice is received by the Guarantor in accordance with this Section 3.4.

       3.5. The Guarantor hereby irrevocably and unconditionally, as its own primary and independent obligation, agree, within forty-eight hours of receipt of the Bank's first written notice to indemnify the Bank for all amounts which, in accordance with the statement of the Bank have been paid by the Bank or ABN AMRO Moscow in order to extend the New Money Credit in its own name. The Guarantor shall have the option to purchase, if legally permissible, by way of assignment from the Bank such New Money Credit or a 100% participating interest therein, without recourse except as to title and amount at a price equal to the amount of the New Money Credit extended by the Bank. In the event the Guarantor has so indemnified the Bank, the Bank agrees to assign or transfer to the Guarantor any claim it may have against the Russian Federation Persons under the New Money Credit without recourse except as to title and amount. The Bank shall give the Guarantor notice of any New Money Credit request and the Guarantor shall have the option prior to any extension of New Money Credit to pay in full all obligations of the Borrower as provided in Section 1 as if a termination date had occurred thereunder.

       3.6. The Guarantor hereby irrevocably and unconditionally, as its own primary and independent obligation agrees, upon written notice from the Bank that if a Restructuring has occurred, the Guarantor will pay on the due date therefor, as in effect immediately before such Restructuring, the amount which, but for the Restructuring would be payable or which would have been payable by the Borrower to ABN AMRO Moscow under the Omolon Facility Agreement. The Bank will apply the net amount actually received by it pursuant to this Section 3.6 in reducing the amount payable by ABN AMRO Moscow to HBU under the AA Funding Facility Agreement.

     3.7. The Guarantor acknowledges and agrees as its own primary and independent obligation for the benefit of the Bank, that:

             (a) the Bank is not making any representation with respect to the legality, validity, enforceability or effect of any of the provisions of the Omolon Facility Agreement, the AA Facility Agreements, or this Agreement (together the "Operative Documents"), or any of them, or any of the transactions contemplated thereby except that the Bank is a licensed lender in the Russian Federation and is legally permitted to extend the Omolon Facility and to obtain funding in a manner consistent with the AA Facility;

             (b) the Bank will not have any liability with respect to any failure or inability of the Borrower or the Guarantor to realize any tax or other benefit anticipated by either of them from the Operative Documents, or any of them, or any of the transactions contemplated thereby; and

             (c) the Guarantor hereby irrevocably and unconditionally, as its primary and independent obligation hereby indemnifies and holds the Bank, including HBU, harmless from, and promptly upon their request indemnifies each of them for, any loss, damage, cost or expense that either of them may incur as a result of (i) the illegality, invalidity, unenforceability or ineffectiveness of any of the provisions of the Operative Documents, or any of the transactions contemplated thereby, or (ii) the characterization of the Omolon Facility Agreement as anything other than a loan facility from a local Russian Federation commercial banking institution to a local Russian Federation borrower, by any Governmental Authority.

Section 4.

     The Guarantor agrees to pay on demand interest on each amount demanded of it under this Agreement from the date of demand until actual payment (whether before or after judgment) at a rate per annum equal to the rate from time to time quoted by the Bank as its prime rate for U.S. dollar loans plus one percent.

Section 5.  Absolute Guarantee.

     The Guarantor's obligations hereunder shall be primary and independent and not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Operative Document, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations or the amounts indemnified hereunder which might otherwise constitute a defense to this Agreement. The Bank makes no representation or warranty with respect to any such circumstance and has no duty or responsibility whatsoever to the Guarantor with respect to the management and maintenance of the Obligations, the Operative Documents, or any collateral therefor. In the event that any payment to the Bank with respect to any Obligations or other amounts due hereunder is rescinded or must otherwise be returned or is not freely transferable outside the Russian Federation, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantor represents that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and that this Agreement constitutes its legal, valid and binding obligation.

Section 6.  Consents, Waivers and Renewals.

     The Guarantor agrees that the Bank may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of or renew any of the Obligations or the AA Facility and may also make any agreement with the Borrower for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Bank and the Borrower, without in any way impairing or affecting this Guarantee. The Guarantor acknowledges, consents and approves the terms of the Omolon Facility, including, without limitation, those terms thereof which subordinate, capitalize interest or otherwise defer payment under the Omolon Facility.

Section 7.  Expenses.

     The Guarantor agrees to pay on demand all reasonable out-of-pocket costs, charges and expenses (including the reasonable fees and expenses of counsel) incurred by the Bank in connection with the enforcement or protection of the rights of the Bank hereunder.

Section 8.  Subrogation.

     As to any payments made by the Guarantor hereunder, the Guarantor shall be subrogated to the rights of the Bank to receive payments and distributions of cash, property and securities applicable to the Obligations or the AA Funding Facility, provided, that the Guarantor shall not be entitled to exercise any such subrogation rights or any other rights which it may acquire by way of such subrogation or by any indemnity, reimbursement or other agreement or accept any payments or distributions with respect thereto until all amounts due to the Bank in connection with the Obligations or this Agreement and the AA Facility shall have been paid in full in lawful money of the United States and in immediately available and freely transferable currency. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Obligations, and other amounts due hereunder, whether matured or unmatured.

Section 9.  Continuing Agreement.

     This is a continuing Agreement and shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns until written notice of its revocation shall actually be received by the Bank. No such revocation shall release the Guarantor or affect in any manner the rights, remedies or powers of the Bank under this Agreement with respect to any of the Obligations arising, or as to which the Bank is committed to extend, prior to actual receipt by the Bank of such written notice of revocation nor shall it release the Guarantor from any of its indemnities hereunder which shall in all events survive. If any of the present or future Obligations are guaranteed by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor under this Agreement.

Section 10.  No Waiver; Cumulative Rights.

     No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or allowed them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Bank from time to time.

Section 11.  Covenants and Agreements.

     The Guarantor agrees to observe, perform and comply with all the covenants and agreements set forth in the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of August 25, 1995 (without giving effect to any amendment, waiver or other modification thereto not consented to by the Bank in writing expressly for purposes of this Guarantee, the "Credit Agreement") among the Guarantor, the Lenders from time to time party thereto, Chemical Bank, as Administrative Agent, and Chemical Bank Delaware, as Fronting Bank whether or not the Credit Agreement remains in effect, and such covenants and agreements will be deemed to continue in effect for the benefit of the Bank whether or not any commitment remains in effect, or any sum remains payable, under the Credit Agreement so that its terms remain in effect for the benefit of the Bank even after its termination or expiration, provided that any documentation to be delivered to the "Administrative Agent" or any "Lender" under the Credit Agreement shall be delivered to the Bank and all references to the "Agreement" and the "Loan Documents" contained therein shall be deemed to refer to this Guarantee. The Guarantor acknowledges and agrees that upon the occurrence of an Event of Default under the Credit Agreement, without giving effect to any requirement that the "Administrative Agent" or the "Required Lenders" give any notice or make any determination required under the Credit Agreement, but only requiring that such notice be given or any determination be made by the Bank, and without regard to whether the "Required Lenders" or "Administrative Agent" have terminated the "Commitments" or accelerated the "Loans" under the Credit Agreement, the Bank may, as between the Guarantor and the Bank, deem all Obligations outstanding under the Omolon Facility and hereunder to be immediately due and payable by the Guarantor hereunder. The Guarantor agrees to pay to the Bank or its assignee the Guaranteed Percentage of the unpaid principal amount and interest owing on all Obligations so accelerated regardless of whether such acceleration is effective against the Borrower.

Section 12.  Waiver of Notice.

     The Guarantor waives notice of the acceptance of this Agreement and of the making of any loans or extensions of credit to the Borrower, and to ABN AMRO Moscow, presentment to or demand or payment from anyone whomsoever liable upon any of the Obligations, presentment, demand, notice of dishonor, protest and all other notices whatsoever.

Section 13.  Governing Law and Place of Payment.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All amounts payable by the Guarantor hereunder shall be paid at the principal New York office of the Bank at 500 Park Avenue, New York, New York 10022 or at such other place as may be specified by the Bank to the Guarantor from time to time in writing. All such payments shall be made at such place of payment in immediately available and freely transferable funds and in lawful currency of the United States of America, free and clear of, and without reduction for any present or future taxes, duties, charges, offsets, counterclaims or other deductions whatsoever. All payments to be made under this Agreement related to the Obligations, the AA Facilities, New Money Credit, the Restructuring and other amounts shall be made without any set-off or counterclaim whatsoever and free and clear of any deduction or withholding on account of any taxes or otherwise. In the event that any payment by the Guarantor under this Agreement, or by Abn Amro Moscow under the AA Facility Agreement, or by the Bank under the New Money Credit is subject to any set-off, counterclaim, withholding tax or any tax required by any law or any competent authority, the Guarantor will indemnify the Bank (as its primary and independent obligation) for any such payment and will ensure that the Bank receives (free of any taxes, other deduction or withholding) the full amount which it would have received if no such deduction or withholding had been required. If, at the time any amount of principal, interest or costs becomes due and payable under the Omolon Facility, as a result of any governmental or monetary authority action in the Russian Republic or as a result of any change in any law or regulation or in the interpretation thereof by any authority or court in the Russian Republic, the Bank, if it were to receive such amount from the Borrower, would be unable to transfer the same out of the Russian Republic, then, in any such case, the Bank will be entitled to refuse to receive such amount or, upon receipt, return it to the Borrower, and this Agreement shall continue to be fully applicable to the Obligation(s) in question to the same extent as though the payment so refused or repaid had never been made originally on such Obligation(s), provided, however, that the Bank will under no circumstances be allowed to refuse to receive such amount or return such amount if its inability to transfer such amount out of the Russian Federation arises solely from the Bank's knowing and material violation of any law or regulation generally applicable to banking institutions in the Russian Federation which must be complied with in order to transfer hard U.S. dollar currency abroad.

Section 14.  Consent to Jurisdiction.

     The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court in any action or proceeding arising out of or relating to this Guarantee.

Section 15.  Additional Agreement.

     This Agreement is given in addition to, and not in supercession of, any other existing guarantees or indemnity agreements issued by the Guarantor in favor of the Bank.

     In Witness Whereof, this Agreement has been duly executed and delivered by the Guarantor to the Bank as of the date first above written.



                                     Cyprus Amax Minerals Company


                                     By
                                        Name:
                                        Title:

                                     Address:

                                     9100 East Mineral Circle
                                     P.O. Box 3299
                                     Englewood, Colorado  80155

Agreed and Accepted as of the
date first above written:

ABN AMRO Bank N.V.


By:_______________________________
   Name:
   Title:


By:_______________________________
   Name:
   Title: